EXHIBIT 10.33

                             ACCOMMODATION AGREEMENT

WHEREAS, National Boston Medical, Inc. (Company) has entered into an agreement (the Merchant Agreement) with Cardservice International (Processor) for processing its bankcard transactions for the Show titled "The Backstroke Massager" as of February 15, 1999;

WHEREAS, the Company has entered into a certain Media Funding and Servicing Fee Agreement (Media Funding Agreement) with Media Funding Corporation (MFC);

WHEREAS, MFC desires assurances from Company that Company will pay the sums due it pursuant to the Media Funding Agreement and Company desires to provide such assurances; and

WHEREAS, Processor is willing to provide certain services to Company and MFC;

NOW THEREFORE, on the basis of the above state premises, Company and MFC request and Company directs and authorized Processor and Processor agrees to do the following:

1. Statements. MFC shall first, from time to time, present statements to Processor regarding the amounts payable by Company to MFC pursuant to the Media Funding Agreement. As soon as practical, but in no event more than five (5) business days after each such statement.

     a. Processor shall first deduct its fees and charges for processing Company's bankcard transactions from the amounts it owes to Company;

     b. From the remaining balance, Processor shall then deduct and pay to MFC the amounts owing by Company to MFC as indicated on the statements submitted by MFC; and

     c. Finally, the remaining balance shall be paid to Company pursuant to its Merchant Agreement with Processor.

2.  Accuracy  of  Statements.   Processor  shall  have  no  responsibility   for
determining the accuracy of the amounts shown due by MFC on the statements but shall perform a purely mechanical act.

3. Dispute Regarding Statement. If any dispute arises between Company and MFC concerning the accuracy of the statement presented by MFC, and Processor is advised in writing of the existence of such dispute, Processor shall distribute the undisputed amount of any statement in accordance with the procedure set forth in paragraph 1 above. Then, if the parties are still in dispute as to the remaining funds, Processor shall, after deducting its fees and charges for processing Company's bankcard transactions to the extent it has not already done so (as determined exclusively by Processor base don its own record of transactions), hold any such disputed amount in a segregated, interest bearing account until it has been informed in writing by Company and MFC or by court order, judicial decision or an arbitration award, as to who should receive such disputed funds.

4. MFC's Right to Suspend Funding. During the period of any dispute regarding any statement, MFC may suspend MFC's funding of media time and such action by MFC shall not be a breach of the Media Funding Agreement with Company and shall be in addition to all of MFC's other rights and remedies.


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5.  Processor's  Costs and Fees in Case of Dispute.  Any and all of  Processor's
costs and reasonable attorneys' fees arising out of a dispute between Company and MFC, whether or not litigation or arbitration is involved, shall be the joint and several responsibility of Company and MFC. Processor shall have the right to deduct such fees and costs from any disputed funds which it may be holding.
This right may be exercised at its sole discretion.

6. MFC Indemnity. In consideration of this accommodation, MFC releases Processor and its officers, directors, agents, attorneys, employees and contractors from any and all liability arising from or connected with this accommodation and holds Processor harmless therefrom, except for any liability arising out of an international act or the gross negligence of Processor. Except for the limitation set forth in the previous sentence, MFC shall indemnify Processor and its officers, directors, agents, attorneys, employees and contractors from any and all liability, including attorneys' fees arising from or connected with Processor's conduct in this matter.

7. Company Indemnity. In consideration for this accommodation, Company releases Processor and its officers, directors, agents, attorneys, employees and contractors from any and all liability arising from or connected with this accommodation and holds Processor harmless therefrom except for any liability arising out of an intentional act or the gross negligence of Processor. Except for the limitation set forth in the previous sentence Company shall indemnify Processor and its officers, directors, agents, attorneys, employees and contractors from any and all liability, including attorneys' fees arising from or connected with Processor's conduct in this matter.

8. Reserve Account. Company acknowledges and confirms the security interest and reserve account rights held by Processor as set forth in the Merchant Agreement. However, prior to establishing a reserve account, Processor shall reasonably consult with MFC and Company concerning the terms and conditions pursuant to which any reserve account shall be established. If Processor, MFC and Company are unable to agree on the terms and conditions, then MFC and Processor shall seek agreement between themselves. If agreement is still not achieved, then Processor may proceed to establish a reserve account in accordance with its rights as set forth in the Merchant Agreement.

9. Attorneys' Fees. If any litigation or arbitration arises from this Agreement, the prevailing party shall be entitled to recover the actual attorneys' fees and costs in addition to such damages or other relief as it may be entitled to.

10. Entire Agreement, Modification. This Agreement contains the full agreement of the parties. Promises or representations, if any, made prior to the execution of this Agreement shall have no force or effect unless contained herein. This Agreement may only be modified in writing, signed by all parties.

11. Governing Law. This Agreement shall be interpreted in accordance with the laws of the State of California and its courts shall have exclusive jurisdiction over this matter. The parties agree that the exclusive venue for any action arising from this Agreement shall be in the County of Los Angeles, State of California.

12. Availability of Funds. Each party acknowledges that Processor has made no representations and makes no representations concerning the amount of Company monies that it will have available for transfer or concerning the length of time it will take to accomplish the transfers.

13. Authority to Sign. Each of the persons executing this Agreement represents that it has been duly


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authorized  to do so by the entity it  represents  and agrees to hold  Processor harmless  form  any  claim  by MFC or by  Company  or  any of  their  respective
subsidiaries,   affiliates,   shareholders,  partners  or  creditors  concerning
Processor's transfer of funds pursuant to this Agreement.

14. Facsimile Copies. A fully executed facsimile copy of this Agreement shall be deemed the original and Processor shall be entitled to rely on the authenticity of the facsimile as though it were the original.

15. Notices. Notices shall be in writing and shall be given by facsimile transmission with the original mailed, postage prepaid by first class mail.
Notice shall be deemed given upon completion of a successful facsimile transmission. Notices shall be given as follows:

Media Funding Corporation                 Cardservice International, Inc.
6255 Sunset Blvd., 20th Floor             26775 Malibu Hills Road
Los Angeles, CA 90028                     Agoura Hills, CA 91376
Facsimile No.: (323) 465-8172             Facsimile No.: (818) 878-8499
Attn: Peter Bieler                        Attn: Timothy Miller

With a copy to:                           National Boston Medical, Inc.
Wolf, Rifkin & Shapiro, LLP               43 Taunton Green
11400 W. Olympic Blvd., 9th Floor         Taunton, MA 02780
Los Angeles, CA 90064                     Facsimile No.: (508) 880-5208
Facsimile No.: (310) 479-1422             Attn: Dan Hoyng
Attn: Michael Wolf, Esq.

With a copy to:

Tonkin, Torp, et al.
1600 Pioneer Tower
888 S.W. 5th Avenue
Portland, OR 97204
Facsimile No.: (503) 274-8779
Attn: Tom Harbolt, Esq.

This Agreement is entered into in Los Angeles, California on the date it has been executed by all parties.

National Boston Medical, Inc.

By: /s/ Daniel J. Hoyng                       Dated: 2/22/99
------------------------------
Its: ______________________

Media Funding Corporation
By: /s/Rob Cary                                   Dated: 2/22/99
------------------------
Its: Vice President



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Cardservice International, Inc.

By:_________________________                  Dated: ___________________

Its:_________________________